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EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Randy A. Foutch, Chairman and Chief Executive Officer of Laredo Petroleum Holdings, Inc. (the "Company"), and W. Mark Womble, Senior Vice President and Chief Financial Officer of the Company, certify that, to their knowledge:

  (1)
  the Quarterly Report on Form 10-Q of the Company for the period ending June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 9, 2012

/s/ RANDY A. FOUTCH Randy A. Foutch Chairman and Chief Executive Officer

August 9, 2012

/s/ W. MARK WOMBLE W. Mark Womble Senior Vice President and Chief Financial Officer

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  EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002